UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                      AMERICAN WATER WORKS COMPANY, INC.
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

[Logo]                    RWE Acquisition Update #6



November 1, 2001

This is an update on the RWE/Thames acquisition for Associates of American Water. Frequent updates will be distributed in the coming weeks via email. They will then be archived, along with other materials, in the "RWE Acquisition Update" database on Lotus Notes.


Frequently Asked Questions


Tell me one more time what changes have been made to the ESOP plan?

Only one thing has changed so far: You can no longer invest your ESOP dividends in the dividend reinvestment and stock purchase plan. This plan was suspended effective September 17, the first business day after the acquisition agreement was reached. Beginning with the November 15, 2001 dividend you will receive your dividends in cash. But you can still contribute to your ESOP account and the Company will continue to match your contributions. However, once the RWE/Thames transaction is complete, American Water stock will no longer be traded and the ESOP program, as it is constructed today, will no longer exist.


Why was the dividend reinvestment and stock purchase plan suspended?

In the agreement, RWE will pay $46 a share for all the American Water common stock outstanding at the time of the signing. If the dividend reinvestment and stock purchase plans were not suspended, the number of outstanding shares would continue to increase, changing the value of the deal.


Of the 23 states where we serve customers, which ones will have to approve the RWE acquisition before it can be completed?

At this time we believe the transaction will have to be approved by at least 14 states: Arizona, California, Connecticut, Illinois, Kentucky, Maryland, New Hampshire, New Jersey, New Mexico, New York, Ohio, Pennsylvania, Virginia and West Virginia. In addition, the states of Hawaii, Iowa, Missouri, Tennessee and Texas will have to be formally notified of the transaction. No action is required at all in the states of Georgia, Indiana, Massachusetts and Michigan.

Continued . . .

Acquisition update #6 - page 2



When will we start the regulatory filings process?

We plan to begin filing applications early in December and expect to complete all of the filings by year's end. The regulatory team, made up of representatives from American Water and Thames, will then respond to comments from the commissions as soon as we receive them.


Does the transaction require any Federal approvals?

Under the rules of the Hart-Scott-Rodino Antitrust Improvements Act, the acquisition cannot be completed until the Federal Trade Commission and the Antitrust Division of the Department of Justice have been notified of the transaction, and a waiting period has expired or been terminated. We expect to file this notification sometime after the shareholder vote.


Has a date been set for the special shareholder meeting and vote?

Not yet. Before the date can be set, a proxy statement must be completed, filed and approved by the US Securities and Exchange Commission. That document is still being prepared by representatives of American Water, and is being reviewed by RWE and Thames. It is expected that the proxy statement will be filed within the next six weeks, which would enable us to have the special shareholder meeting in January.


Can anyone still buy American Water Works stock on the open market?

Yes. Anyone can buy our common stock until the day the transaction closes.


My neighbors are saying we shouldn't be selling control of our water supply to an international company. Are they right?

During these emotional times for our country, it is not unusual to hear such concerns. But the fact is, the control of our water supplies has never been determined by who owns the water company's stock. Our country's water supplies are controlled by various governmental organizations including the state public utility commissions, river basin authorities and state environmental protection agencies. That's the way it's been and that's the way it's going to be -- no matter who owns American Water Works. Besides, while RWE is headquartered in Germany, it's hardly new to this country. The company and its affiliates employ more than 16,500 people in the U.S. - roughly 10 percent of RWE's global workforce.

                    *                *                 *

          American Water Works Company, Inc. (the "Company"), RWE Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Guarantor"), Thames Water Aqua Holdings GmbH, a company organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Guarantor ("Parent"), and Apollo Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub") have entered into an Agreement and Plan of Merger, dated as of September 16, 2001, pursuant to which Sub will be merged with and into the Company with the Company surviving the merger (the "Merger"). In connection with the Merger, the Company will be filing a proxy statement with the Securities and Exchange Commission (the "SEC"). SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by the Company with the SEC in connection with the Merger at the SEC's web site at www.sec.gov. Security holders of the Company may also obtain for free a copy of the proxy statement and other documents filed with the SEC by the Company in connection with the Merger by contacting Nancy A. Macenko, Vice President External Affairs, at (856) 566-4026.

          The Company and its subsidiaries and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in favor of the Merger. These directors include the following: Marilyn Ware, Gerald C. Smith, J. James Barr, Henry G. Hager, Ross A. Webber, Frederick S. Kirkpatrick, Paul W. Ware, Nancy Ware Wainwright, Ray J. Groves, Elizabeth H. Gemmill, William S. White, Anthony P. Terracciano, William O. Albertini, Rhoda W. Cobb and Horace Wilkins, Jr. and these officers include Joseph F. Hartnett, Jr., Daniel L. Kelleher, W. Timothy Pohl, Robert D. Sievers, Ellen C. Wolf, Nancy A. Macenko and James E. Harrison. Collectively, as of March 5, 2001, the directors and executive officers of the Company may be deemed to beneficially own approximately 21.9% of the outstanding shares of the Company's common stock and under 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series. Stockholders of the Company may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

          Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.